EXHIBIT 99.1

                 PROXY AND RIGHT OF FIRST REFUSAL AGREEMENT


     This PROXY AND RIGHT OF FIRST REFUSAL AGREEMENT (the "Agreement") is made as of this 14th day of November, 1996, by and between the shareholders of GLOBAL MED TECHNOLOGIES, INC., a Colorado corporation (the "Global"), listed on the signature page hereof (the "Stockholders") and ORTHO DIAGNOSTIC SYSTEMS INC., a New Jersey corporation ("ODSI").

     WHEREAS, ODSI and Global have entered into an Exclusivity and Software Development Agreement (the "Exclusivity Agreement"), dated the even date herewith, providing for certain transactions and other matters; and

     WHEREAS, the performance of all of ODSI's obligations under the Exclusivity Agreement is conditioned upon, among other things, the execution and delivery of this Agreement by the Stockholders; and

     WHEREAS, each of the Stockholders acknowledges that it is in their best interests to execute and deliver this Agreement;

     NOW, THEREFORE, for $1.00 and for other good and valuable consideration the receipt of which is hereby acknowledged, the Stockholders hereby agree with ODSI as follows:


                        THE PARTIES AGREE AS FOLLOWS:

     1. PROXY. Each of the Stockholders shall execute and deliver a proxy (the "Proxy") to ODSI, or the ODSI representatives named therein, substantially in the form of Exhibit A attached hereto.

     2. RIGHT OF FIRST REFUSAL. For the period commencing with the date hereof and ending at 5:00 p.m. Eastern Standard Time on November 14, 1997, each of the Stockholders hereby agrees with ODSI that such Stockholder will not transfer, dispose of, or otherwise sell to any third party of grant to any third party an option or other right to buy any shares (the "Subject Shares") of Global common stock held by it (all such transactions being hereinafter referred to as a "Sale") (except for any gifts of such shares to any non-profit institutions not to exceed 6%, in the aggregate, of the number of shares set forth opposite the name of such Stockholder on
Schedule I) until it complies in full with the following:

          (a) Prior to consummating a Sale of any of the Subject Shares, each Stockholder shall present to ODSI a copy of the written offer by or agreement with such third party (the "Third Party Offer") and ODSI shall have the right (the "Right of First Refusal") to agree to enter into a similar transaction with such Stockholder by delivering written notice to such Stockholder within thirty (30) days after its receipt of the Third Party Offer to enter into a similar transaction with such

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Stockholder on the same terms as those set forth in the Third Party Offer.
In the event ODSI agrees to enter into such transaction, ODSI and such Stockholder shall as promptly as practicable enter into such transaction. In the event ODSI declines to enter into such transaction, then each Stockholder shall have 90 days from the expiration of the foregoing thirty-day period to consummate the transaction set forth in the Third Party Offer, but only on the same terms and conditions as those that are set forth in the Third Party Offer. In the event that such transaction is not consummated within 90 days, then ODSI shall have the Right of First Refusal with respect to any future proposed Sales of Subject Shares by the Stockholder to any third party.

          (b) ODSI's rights under this Section 2 shall not be assignable except to an Affiliate of ODSI.

     3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each of the Stockholders hereby severally and not jointly represents and warrants to ODSI that:

     3.1 AUTHORIZATION. Such Stockholder has full power and authority or legal capacity to execute, deliver and perform this Agreement. Assuming due execution by ODSI hereto, this Agreement constitutes the valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

     3.2 GLOBAL STOCK OWNERSHIP. Except as otherwise disclosed in the Global Registration Statement (as filed with the Securities and Exchange Commission on September 11, 1996), such Stockholder "beneficially owns" (as determined pursuant to Rule 13d-3(d) of the Securities Exchange Act of
1934) the number of shares of Global Common Stock set forth opposite such Stockholder's name on Schedule I hereto (the "Owned Shares"). Such Stockholder's Owned Shares (to the extent issued and outstanding) are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws and are free of any liens, encumbrances, preemptive rights or rights of first refusal except for the Right of First Refusal and Proxy set forth in this Agreement. Such Stockholder's Owned Shares (to the extent underlying any option, warrant or other right to convert into Global Common Stock) when issued in accordance with the terms thereof will be duly authorized, validly issued and outstanding, fully paid and nonassessable, will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens, encumbrances, preemptive rights or rights of first refusal except for the Right of First Refusal and Proxy set forth in this Agreement.

     3.3 EFFECT OF TRANSACTIONS. The execution, delivery and performance of this Agreement and the transactions contemplated hereby, and compliance with the provisions hereof by such Stockholder do not and will not, with or without the passage of time or the giving of notice of both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such

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Stockholder under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which such Stockholder is a party or by which it or any of its properties or assets is bound or affected.

     3.4 NO GOVERNMENTAL CONSENT OR APPROVAL REQUIRED. No authorization, consent, approval or other order of, declaration to, or registration, qualification, designation or filing with, any federal, state or local governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by such Stockholder of this Agreement or the Proxy entered into by such Stockholder and the consummation of the transactions contemplated hereby.

     3.5 VOTING ARRANGEMENTS. Except for the Voting Agreement dated May 23, 1995 between and among William J. Collard, Gerald F. Willman, Jr., Lori
J. Willman, Timothy J. Pellegrini, MDS Health Group, Ltd. and Michael I. Ruxin, such Stockholder is not a party to any shareholder agreement, voting trust, proxy or other arrangements or understandings among the shareholders of Global relating to the voting of its Global shares.

     4.   MISCELLANEOUS.

     4.1 SURVIVAL OF WARRANTIES. The warranties, representations, agreements, covenants and undertakings of each Stockholder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by an investigation of the subject matter thereof made by or on behalf of ODSI or any Stockholder.

     4.2 INCORPORATION BY REFERENCE. All Exhibits and Schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

     4.3 SUCCESSOR AND ASSIGNEES. All terms, covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including permitted transferees of any Securities) whether so expressed or not.

     4.4  STOCKHOLDERS' REPRESENTATIVE; AMENDMENTS AND WAIVERS.

          (a) Each Stockholder, by its execution of this Agreement, hereby appoints Michael I. Ruxin, M.D. as such Stockholder's agent, representative and attorney-in-fact with respect to this Agreement ("Stockholders' Representative"), and specifically empowers (i) Stockholders' Representative to receive and send all notices and to do all things and to cite all actions (including, without limitation, entering into amendments of this Agreement and consenting to waivers and other actions for which Stockholders' consent is required hereunder) deemed necessary or desirable by Stockholders' Representative to consummate the transactions contemplated hereby and (ii) ODSI to address all notices and other communications required to be delivered to Stockholders hereunder solely to Stockholders' Representative.

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          (b)  Changes in or additions to this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, only upon the written consent of the Stockholders' Representative and ODSI.

     4.5 GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the State of Colorado and, together with the rights or obligations of the parties hereunder, shall be construed under and governed by the laws of such State.

     4.6 NOTICES. All notices, requests, consents and demands shall be in writing and shall be deemed given when (i) personally delivered, (ii) mailed in a registered or certified envelope, postage prepaid or (iii) sent by Federal Express or another nationally recognized overnight delivery service (paid by sender):

to any Stockholder at:

     c/o Global Med Technologies, Inc.
     12600 West Colfax
     Suite A-500
     Lakewood, Colorado  80215
     Attention:  Michael I. Ruxin, M.D.

with a copy to:

     Brenman Key & Bromberg, P.C.
     1775 Sherman Street
     Suite 1001
     Denver, Colorado  80203
     Attention:  D. Elizabeth Wills, Esq.

or to ODSI at:

     Ortho Diagnostic Systems Inc.
     1001 U.S. Hwy. 202
     Raritan, New Jersey  08869
     Attention: President

with a copy to:
     Johnson & Johnson
     One Johnson & Johnson Plaza
     New Brunswick, New Jersey 08933
     Attention: Office of General Counsel

or such other address as may be furnished in writing by a party to the other party hereto.

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     4.7  COUNTERPARTS.  This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

     4.8 EFFECT OF HEADINGS. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

     4.9 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the Exhibits and Schedules hereto and thereto constitute the entire agreement among Global and J&J with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

     4.10 PUBLICITY. No party shall originate any publicity, news release, or other announcement, written or oral, relating to this Agreement, or to performance hereunder or the existence of an arrangement between the parties hereto without the prior written approval of the other.

     4.11 SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     4.12 FURTHER ASSURANCES. Each of the Stockholders and ODSI shall each, from time to time after the date hereof, at the request of the other and without further consideration, execute and deliver such further documents and instruments and take such further action as the other may reasonably request in order more effectively to give effect to the transactions contemplated hereby. All out-of-pocket expenses involved in compliance with this Section shall be promptly reimbursed by the requesting Party to the other Party

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written, by the individuals named below or the duly authorized representatives of the parties hereto, as the case may be.


                                   /s/  Michael I. Ruxin
                                   -------------------------------
                                        Michael I. Ruxin, M.D.


                                   /s/  William J. Collard
                                   -------------------------------
                                        William J. Collard


                                   /s/  Gerald F. Willman, Jr.
                                   -------------------------------
                                        Gerald F. Willman, Jr.

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                                   /s/  Lori J. Willman
                                   -------------------------------
                                        Lori J. Willman


                                   /s/  Timothy J. Pellegrini
                                   -------------------------------
                                        Timothy J. Pellegrini


                                   /s/  Gordon Segal
                                   -------------------------------
                                        Gordon Segal


                                   ORTHO DIAGNOSTIC SYSTEMS INC.


                                   By: /s/ Jack Goldstein
                                   -------------------------------

                                   Name: Jack Goldstein
                                         -------------------------

                                   Title: President
                                         -------------------------

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                                  Schedule I


Name of Stockholder                               Number of Shares
-------------------                               ----------------

Michael I. Ruxin, M.D.                            952,917

William J. Collard                                664,006

Gerald F. Willman, Jr.                            938,514

Lori J. Willman                                   938,514

Timothy J. Pellegrini                             363,480

Gordon Segal                                      262,917














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                                  Exhibit A

                                Form of Proxy

                              IRREVOCABLE PROXY

     The undersigned agrees to, and hereby grants to, Roy N. Davis and Jack Goldstein, and each of them severally, with full power of substitution and resubstitution, an irrevocable proxy, coupled with an interest, pursuant to the provisions of Section 7-107-203 of the Colorado Business Corporation Act to vote, or to execute and deliver written consents or otherwise act with respect to, all shares of capital stock (the "Stock") of GLOBAL MED TECHNOLOGIES, INC., a Colorado corporation (the "Company"), now owned or hereafter acquired by the undersigned as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Colorado corporation, as to the following matters (notwithstanding the fact that any record date with respect to the following actions may have occurred before the date hereof):

          (1) at any time, in favor of any proposal with respect to a definitive agreement (the "Agreement") with ORTHO DIAGNOSTIC SYSTEMS, INC., a New Jersey corporation ("ODSI"), pursuant to which the Company and ODSI shall have agreed to a transaction or transactions involving the Company's information technology and intellectual property relating to donor and transfusion medicine (the "Technology") after such proposal has been approved by the Company's Board of Directors; PROVIDED, HOWEVER, that if a meeting of stockholders is held with respect to such proposal, and the Stock is not voted pursuant to this proxy for any reason whatsoever, then the undersigned will have the right to vote the Stock in favor of the proposal described above; and

          (2) at any vote or other shareholder action held on or before November 14, 1997 in connection with any proposal with respect to the sale of any of the capital stock of the Company or all or substantially all of the assets of the Company or any of the Technology after such proposal has been approved by the Company's Board of Directors unless, prior to such date the Agreement has been terminated for any reason other than the occurrence of any event that would trigger the payment of the termination fees pursuant to Section 4.1(b) of the Exclusivity Agreement (as hereafter defined) or any similar provision set forth in the Agreement, or ODSI has materially breached any of its material obligations under the Agreement, in any of which events this proxy shall terminate upon such termination of the Agreement. The proxy granted in this paragraph (2) will expire on November 14, 1997 (unless it is terminated earlier pursuant to the preceding sentence) and after such expiration or termination the undersigned may vote or take other action with respect to the Stock or grant other proxies with respect to the matters covered by this paragraph (2) as fully as if such proxy had never existed.

     The undersigned hereby represents (a) that this proxy is given as a condition of the Exclusivity and Software Development Agreement dated the even date herewith between the Company and ODSI (the "Exclusivity Agreement") and as such is coupled with an interest and is irrevocable, (b) that this proxy constitutes the valid and legally binding obligation of the undersigned enforceable against the undersigned in accordance with its terms and (c) as of the date of this Proxy, the undersigned owns _____ shares of Company Common Stock.

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     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE
AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK EXCEPT TO THE EXTENT SUCH DONEE IS A NON-PROFIT INSTITUTION ("EXEMPT ORGANIZATION"). THE STOCK MAY NOT BE TRANSFERRED, SOLD, ASSIGNED OR CONVEYED BY THE UNDERSIGNED EXCEPT FOR ANY GIFTS TO EXEMPT ORGANIZATIONS THAT IN THE AGGREGATE DO NOT EXCEED 6% OF THE AMOUNT OF SHARES SET FORTH IN THE IMMEDIATELY PRECEDING PARAGRAPH.


                                   /s/ Michael I. Ruxin
                                   -------------------------------
                                       Michael I. Ruxin




Dated as of this 14th day of November, 1996









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     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE
AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK EXCEPT TO THE EXTENT SUCH DONEE IS A NON-PROFIT INSTITUTION ("EXEMPT ORGANIZATION"). THE STOCK MAY NOT BE TRANSFERRED, SOLD, ASSIGNED OR CONVEYED BY THE UNDERSIGNED EXCEPT FOR ANY GIFTS TO EXEMPT ORGANIZATIONS THAT IN THE AGGREGATE DO NOT EXCEED 6% OF THE AMOUNT OF SHARES SET FORTH IN THE IMMEDIATELY PRECEDING PARAGRAPH.


                                   /s/ William J. Collard
                                   -------------------------------
                                       William J. Collard




Dated as of this 14th day of November, 1996









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     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE
AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK EXCEPT TO THE EXTENT SUCH DONEE IS A NON-PROFIT INSTITUTION ("EXEMPT ORGANIZATION"). THE STOCK MAY NOT BE TRANSFERRED, SOLD, ASSIGNED OR CONVEYED BY THE UNDERSIGNED EXCEPT FOR ANY GIFTS TO EXEMPT ORGANIZATIONS THAT IN THE AGGREGATE DO NOT EXCEED 6% OF THE AMOUNT OF SHARES SET FORTH IN THE IMMEDIATELY PRECEDING PARAGRAPH.


                                   /s/ Gerald F. Willman, Jr.
                                   -------------------------------
                                       Gerald F. Willman, Jr.




Dated as of this 14th day of November, 1996









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     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE
AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK EXCEPT TO THE EXTENT SUCH DONEE IS A NON-PROFIT INSTITUTION ("EXEMPT ORGANIZATION"). THE STOCK MAY NOT BE TRANSFERRED, SOLD, ASSIGNED OR CONVEYED BY THE UNDERSIGNED EXCEPT FOR ANY GIFTS TO EXEMPT ORGANIZATIONS THAT IN THE AGGREGATE DO NOT EXCEED 6% OF THE AMOUNT OF SHARES SET FORTH IN THE IMMEDIATELY PRECEDING PARAGRAPH.


                                   /s/ Lori J. Willman
                                   -------------------------------
                                       Lori J. Willman




Dated as of this 14th day of November, 1996









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     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE
AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK EXCEPT TO THE EXTENT SUCH DONEE IS A NON-PROFIT INSTITUTION ("EXEMPT ORGANIZATION"). THE STOCK MAY NOT BE TRANSFERRED, SOLD, ASSIGNED OR CONVEYED BY THE UNDERSIGNED EXCEPT FOR ANY GIFTS TO EXEMPT ORGANIZATIONS THAT IN THE AGGREGATE DO NOT EXCEED 6% OF THE AMOUNT OF SHARES SET FORTH IN THE IMMEDIATELY PRECEDING PARAGRAPH.


                                   /s/ Timothy J. Pellegrini
                                   -------------------------------
                                       Timothy J. Pellegrini




Dated as of this 14th day of November, 1996

     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK EXCEPT TO THE EXTENT SUCH DONEE IS A NON-PROFIT INSTITUTION ("EXEMPT ORGANIZATION"). THE STOCK MAY NOT BE TRANSFERRED, SOLD, ASSIGNED OR CONVEYED BY THE UNDERSIGNED EXCEPT FOR ANY GIFTS TO EXEMPT ORGANIZATIONS THAT IN THE AGGREGATE DO NOT EXCEED 6% OF THE AMOUNT OF SHARES SET FORTH IN THE IMMEDIATELY PRECEDING PARAGRAPH.


                                   /s/ Gordon Segal
                                   -------------------------------
                                       Gordon Segal




Dated as of this 14th day of November, 1996









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